UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

INFORMATION ANALYSIS INCORPORATED

(Exact name of registrant as specified in its charter)

VA	000-22405	54-1167364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11240 Waples Mill Rd, Ste 201

Fairfax, VA 22030

(Address of principal executive offices, including zip code)

703-383-3000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On May 6, 2021, the Board unanimously elected Donald J. Tringali, age 63, as a member of the Board, to hold office beginning May 6, 2021, and until the next annual meeting of the shareholders of the Company. Mr. Tringali will receive the standard compensation reserved for independent directors. The committees to which Mr. Tringali will be named has not yet been determined. Mr. Tringali is the founder and current CEO of Augusta Advisory Group, a boutique financial and business consulting firm providing a full range of executive, operations and corporate advisory services to companies. He has held a variety of C-level executive positions and directorships for public and private companies across many industries. In addition to board membership at the Company, he is currently on the boards of Swiss Water Decaffeinated Coffee, Inc. (SWP.TO), POSaBIT Systems Corporation (PBIT.CN), and Paragon Space Development Corporation (private). He is the former Chairman of the Board of National Technical Systems, Inc. (NTSC), a leading international testing and engineering firm that was sold to a private equity firm in 2013, and the former Executive Chairman of the Board of Cartesian, Inc. (CRTN), an international telecom consulting company, which was sold to private equity in 2018. Mr. Tringali began his career as a corporate attorney in Los Angeles, where he was a partner in a prominent firm representing public and private companies in general business matters and M&A transactions. Mr. Tringali holds a BA in Economics from UCLA and a JD (Juris Doctor) degree from Harvard Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION ANALYSIS INCORPORATED
Date: May 12, 2021	By:	/s/ Matthew T. Sands
Matthew T. Sands
Chief Financial Officer